Exhibit 99.1

Pacer Enters First Amendment and Waiver to its Credit Agreement

CONCORD, Calif.—(BUSINESS WIRE)—June 30, 2009—Pacer International, Inc. (Nasdaq:PACR), the North American freight transportation and logistics services provider, announced that it has successfully entered into a First Amendment and Waiver of its 2007 Credit Agreement with its syndicate of financial institutions led by Bank of America, N.A. The amendments to the credit facility include, among other things, a waiver of compliance with the leverage ratio covenant with respect to the quarter ending June 30, 2009 for a period ending August 31, 2009. Additional details about the amendment are set forth in the Company’s Form 8-K filed with the SEC on July 1, 2009 and can be accessed in the investor section of the pacer.com website.

“We are pleased that our syndicate of lenders supported us with this amendment and waiver,” said Brian Kane, Chief Financial Officer of Pacer. “We are in discussions with the lead arranger to amend or replace the existing credit facility with an acceptable longer term financing package before the August 31 expiration of the waiver of compliance with the leverage ratio covenant. We are also moving forward with our plan to implement organizational streamlining and expense reduction initiatives to scale our cost structure to current market and competitive conditions.”

ABOUT PACER INTERNATIONAL, INC. (www.pacer.com)

Pacer International, Inc., a leading asset-light North American freight transportation and logistics provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale intermodal services to transportation intermediaries, and retail intermodal services directly to beneficial cargo owners. The logistics segment provides other logistics services to beneficial cargo owners through its truck brokerage, truck services, warehousing and distribution, international freight forwarding and supply-chain management services units. Pacer International, Inc. is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; difficulties in maintaining or enhancing our information technology systems including potential delays and cost overruns in the implementation of an enterprise suite of software applications that we purchased in the fourth quarter of 2007; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the availability of credit; our ability to comply with the financial ratios in our credit agreement during 2009 and the resultant need to seek amendments to our credit agreement; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; the possibility of future goodwill impairment charges; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; changes in international and domestic shipping patterns; availability of qualified personnel; increases in interest rates, including those that may result if we are required to seek amendments to our credit agreement to comply with financial covenants; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 8, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Joseph B. Doherty, EVP, Treasurer & Investor Relations

Pacer International

(925) 887-1582

joe.doherty@pacer.com

MEDIA CONTACT:

Bill Fahrenwald

James Street Associates

(708) 371-0010 X 1#

bfahrenwald@jamesstreetassociates.com